EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

And 18 U.S.C. Section 1350

Elton Alderman, Chairman, President and Chief Executive Officer of Prolong International Corporation (the “Company”), and Anthony R. Turnbull, Controller of the Company, each certifies, pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-QSB for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m(a) or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005	/s/ Elton Alderman
Elton Alderman, Chairman, President and Chief Executive Officer (Principal Executive Officer)

Dated: May 16, 2005	/s/ Anthony R. Turnbull
Anthony R. Turnbull, Controller (Principal Financial Officer)